Exhibit 99.1

T2 Biosystems Announces Extension of Multi-Year Capital Equipment Supplier Agreement with Vizient, Inc.

LEXINGTON, Mass., March 28, 2024 (GLOBE NEWSWIRE) — T2 Biosystems, Inc. (NASDAQ:TTOO), a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, today announced that its multi-year capital equipment supplier agreement with Vizient, Inc., the largest member-driven health care performance improvement company in the United States, has been extended through March 31, 2025. The products covered under the contract with Vizient include the T2Dx® Instrument, the T2Bacteria® Panel and the T2Candida® Panel, which detect sepsis-causing bacterial and fungal pathogens directly from whole blood.

“We are pleased to extend our multi-year agreement with Vizient, the nation’s largest group purchasing organization. This reiterates the continued value that our products offers to patients suspected of sepsis,” stated John Sperzel, Chairman and CEO of T2 Biosystems. “We believe there is a strong need for hospitals to have more effective rapid diagnostics that enable faster targeted therapy and this contract with Vizient improves hospitals’ access to our life-saving technology.”

Through the extended contract, Vizient members will continue to have access to broader exposure and contracted pricing for the T2Dx® Instrument, the T2Bacteria® Panel and the T2Candida® Panel, the only FDA-cleared products able to detect sepsis-causing pathogens directly from blood.

Vizient serves a wide range of health care organizations that represent a combined purchasing volume of approximately $100 billion annually and includes more than 50 percent of the nation’s acute care hospitals, 95 percent of all academic medical centers, and 20 percent of the country’s ambulatory market.

About T2 Biosystems

T2 Biosystems, a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products include the T2Dx® Instrument, the T2Bacteria® Panel, the T2Candida® Panel, the T2Resistance® Panel, and the T2Biothreat™ Panel, and are powered by the proprietary T2 Magnetic Resonance (T2MR®) technology. T2 Biosystems has an active pipeline of future products, including the U.S. T2Resistance Panel, the Candida auris test, and the T2Lyme™ Panel. For more information, please visit www.t2biosystems.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the likelihood that Vizient members will adopt the Company’s products, as well as statements that include the words “expect,” “may,” “should,” “anticipate,” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission, or SEC, on March 31, 2023, and other filings the Company makes with the SEC from time to time, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Investor Contact:

Philip Trip Taylor, Gilmartin Group

ir@T2Biosystems.com

415-937-5406